Exhibit 10.26

JOINDER AND AMENDMENT TO

AMENDED AND RESTATED SHAREHOLDERS AGREEMENT AND

REGISTRATION AGREEMENT

THIS JOINDER AND AMENDMENT NO. 1 TO AMENDED AND RESTATED SHAREHOLDERS AGREEMENT AND REGISTRATION AGREEMENT (this “Amendment”) is made as of September 3, 2004, by and among Concerto Software Group Holdings Ltd. (f/k/a New Melita Topco Ltd.), a company organized under the laws of the Cayman Islands (the “Company”), the investment funds managed by Golden Gate Capital listed on the signature pages hereto and Rockwell Automation Holdings, Inc., a Delaware corporation (“Rockwell”).

Reference is made to (a) that certain Amended and Restated Shareholders Agreement, dated as of February 9, 2004 (the “Shareholders Agreement”), by and among the Company and the Persons listed on Schedules I, II and III attached thereto and (b) that certain Registration Agreement, dated as of February 9, 2004 (the “Registration Agreement”), by and among the Company and the Persons listed on Schedules I, II and III attached thereto.

The parties hereto desire to amend the Shareholders Agreement in certain respects and join Rockwell as a party to the Shareholders Agreement and the Registration Agreement as of the date hereof, in each case as hereinafter provided.

NOW, THEREFORE, the parties to this Amendment hereby agree as follows:

1. Amendment of Shareholders Agreement. Pursuant to Section 11 of the Shareholders Agreement, the Shareholders Agreement is hereby amended by deleting the definition of “Shareholder Shares” as set forth in Section 9 of the Shareholders Agreement and replacing it with the following:

“Shareholder Shares” means the Golden Gate Shares, the Oak Shares and the Other Shares. For purposes of this Agreement, each Shareholder who holds options or warrants to acquire Ordinary Shares or securities convertible into Ordinary Shares shall be deemed to be the holder of all Shareholder Shares issuable (at the time of such determination) upon the exercise of such options or warrants or the conversion of such securities. As to any particular shares constituting Shareholder Shares, such shares will cease to be Shareholder Shares when they have been (x) effectively registered under the Securities Act and disposed of in accordance with the registration statement covering them or (y) sold to the public through a broker, dealer or market maker pursuant to Rule 144 (or by any similar provision then in force) under the Securities Act, in each case in conformity with the terms and conditions of this Agreement.

2. Addition of Rockwell to the Shareholders Agreement.

(a) The parties hereto agree that, by and upon execution of this Amendment, Rockwell (i) shall be a party to the Shareholders Agreement, (ii) accepts and agrees to be subject to all terms, conditions and obligations of the Shareholders Agreement as a holder of Other Shares, (iii) shall be considered a member of the “Other Group” and a holder of “Other Shares” thereunder and (iv) shall be entitled to the rights and benefits and subject to the duties and obligations of a member of the Other Group and a holder of Other Shares thereunder, as applicable, in each case as fully as if Rockwell were an original signatory thereto in such capacities.

(b) Schedule III attached to the Shareholders Agreement is hereby amended to add Rockwell thereto.

3. Addition of Rockwell to the Registration Agreement.

(a) The parties hereto agree that, by and upon execution of this Amendment, Rockwell (i) shall be a party to the Registration Agreement, (ii) accepts and agrees to be subject to all terms and conditions of the Registration Agreement as a holder of Other Registrable Securities, (iii) shall be considered an “Other Shareholder” and a holder of “Other Registrable Securities” thereunder and (iv) shall be entitled to the rights and benefits and subject to the duties and obligations of an Other Shareholder and a holder of Other Registrable Securities thereunder, as applicable, in each case as fully as if Rockwell were an original signatory thereto in such capacities.

(b) Schedule III attached to the Registration Agreement is hereby amended to add Rockwell thereto.

4. Incorporation by Reference of Certain Provisions of the Note. Reference is made to that certain Convertible Subordinated Promissory Note dated as of the date hereof (as amended, restated or otherwise modified in accordance with the terms thereof, the “Note”) in the initial principal amount of $30,117,000 issued by the Company in favor of Rockwell. The terms and conditions of paragraphs 10 and 11 of the Note are hereby incorporated in full by reference as if fully set forth herein.

5. Continuing Effect. Except as expressly provided herein, this Amendment shall not constitute an amendment, modification or waiver of any provision of the Shareholders Agreement or the Registration Agreement, each of which shall continue and remain in full force and effect in accordance with its terms (as amended hereby).

6. Severability. Whenever possible, each provision of this Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amendment is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

7. Counterparts. This Agreement may be executed in one or more counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

8. Delivery by Facsimile. This Amendment and any signed agreement or instrument entered into in connection herewith or contemplated hereby, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine as a defense to the formation of a contract and each such party forever waives any such defense.

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IN WITNESS WHEREOF, the parties hereto have executed this Joinder and Amendment No. 1 to Amended and Restated Shareholders Agreement and Registration Agreement on the day and year first above written.

Concerto Software Group Holdings Ltd.

By:	/s/ Michael J. Provenzano III

Name:	Michael J. Provenzano III

Title:	Treasurer

CCG INVESTMENTS BVI, L.P.
CCG ASSOCIATES – QP, L.L.C.
CCG ASSOCIATES – AI, L.L.C.
CCG INVESTMENT FUND – AI, L.P.
CCG AV, L.L.C. - series C
CCG AV, L.L.C. - series F
CCG CI, L.L.C.

By:	Golden Gate Capital Management, L.L.C.
Its:	Authorized Representative

By:	/s/ David Dominik
Name:	David Dominik
Its:	Managing Director

Rockwell Automation Holdings, Inc.

By:	/s/ John M. Miller

Name:	John M. Miller

Title:	Vice President

[Signature Page to Joinder and Amendment]